Exhibit 21

                         First Bancorp and Subsidiaries
                       List of Subsidiaries of Registrant


    Name of Subsidiary
     and Name under
    Which Subsidiary                                                                                  I.R.S. Employer
   Transacts Business       State of Incorporation           Address of Subsidiary                 Identification Number
--------------------------  ----------------------           ---------------------                 ---------------------
First Bank (1)                 North Carolina                341 North Main Street
                                                             Troy, North Carolina  27371-0508           56-0132230

Montgomery Data Services,                                    355 Bilhen Street
Inc.                           North Carolina                Troy, North Carolina  27371-0627           56-1421914

First Bancorp Financial                                      341 North Main Street
Services, Inc.                 North Carolina                Troy, North Carolina  27371-0508           56-1597887


(1) First Bank wholly owns two subsidiaries 1) First Troy Realty Corporation, a North Carolina corporation incorporated on May 12, 1999, located at 341 North Main Street, Troy, North Carolina 27371-0508 (I.R.S. Employer Identification Number 56-2140094) and 2) First Bank Insurance Services, Inc. a North Carolina corporation, located at 341 North Main Street, Troy, North Carolina 27371-0508 (I.R.S. Employer Identification Number 56-1659931)

Note: During the fourth quarter of 2000, a subsidiary of the  registrant,  First
      Savings Bank of Moore County, Inc., SSB was merged into First Bank (I.R.S. Employer Identification Number 56-0408240). First Savings Bank had one wholly owned subsidiary - Moore Services, Inc. (I.R.S. Identification Employer Identification Number 56-1222967) that was merged into First Bank Insurance Services, Inc. during the fourth quarter of 2000.

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